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                                                                    EXHIBIT 23.8


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1998, on the financial statements of Patterson Broadcasting, Inc. and subsidiaries, included in or made part of Capstar Broadcasting Corporation's Registration Statement on Form S-1 (File No. 333-48819), as amended on May 26, 1998, and to all references to our Firm included in this registration statement.


                                                  /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP


Dallas, Texas
July 6, 1998